Exhibit n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-191307 on Form N-2 of our report dated March 16, 2018, relating to the consolidated financial statements and our report dated March 16, 2018 relating to the effectiveness of internal control over financial reporting of GSV Capital Corp. and subsidiaries appearing in the Prospectus, which is part of such Registration Statement.

We consent to use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-191307 on Form N-2 of our report dated July 16, 2018, relating to the financial information set forth under the heading “Senior Securities” in such Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firms” and the “Senior Securities” table in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California

September 28, 2018